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                                                                   EXHIBIT 10.17

                                AMENDMENT NO. 11
                         TO MASTER REPURCHASE AGREEMENT

            Amendment No. 11, dated as of April 29, 2004 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and OAK STREET MORTGAGE LLC (formerly known as Cresleigh Financial Services LLC (the "Seller").

                                    RECITALS

            The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 1, 2002, as amended by Amendment No. 1, dated as of May 30, 2002, Amendment No. 2, dated as of September 29, 2002, Amendment No. 3, dated as of October 30, 2002, Amendment No. 4, dated as of December 16, 2002, Amendment No. 5, dated as of February 27, 2003, Amendment No. 6, dated as of May 1, 2003, Amendment No. 7, dated as of May 15, 2003, Amendment No. 8, dated as of September 12, 2003, Amendment No. 9, dated as of March 1, 2003 and Amendment No. 10, dated as of April 20, 2004 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

            The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

            Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

            SECTION 1. Increased Maximum Aggregate Cash Purchase Price Period. For purposes of this Amendment, this Section 2 will be effective only during the period beginning on April 26, 2004 through and including July 31, 2004 (the "Increased Maximum Aggregate Cash Purchase Price Period").

            1.1 Definitions.

            (a) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of "Maximum Aggregate Cash Purchase Price" in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Aggregate Cash Purchase Price Period:

            "Maximum Aggregate Cash Purchase Price" means ONE HUNDRED MILLION DOLLARS ($100,000,000).

            (b) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting clause (viii) of the definition of "Market Value" in its entirety and

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      replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Aggregate Cash Purchase Price Period:

            "(viii) when the Mortgage Loan is a Sub-Prime Mortgage Loan and the Cash Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Cash Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $70 million;"

            1.2 Covenants. Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following, which amendment shall be effective solely during the Increased Maximum Aggregate Cash Purchase Price Period:

            "(a) Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of at least $12 million."

            SECTION 2. Conditions Precedent. This Amendment shall become effective on April 29, 2004 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

            2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

            (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller; and

            (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

            SECTION 3. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in
Section 13 of the Repurchase Agreement.

            SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

            SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

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                            [SIGNATURE PAGE FOLLOWS]

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            IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:                                 CREDIT SUISSE FIRST BOSTON
                                       MORTGAGE CAPITAL LLC,
                                       AS BUYER

                                       By: /s/ Jeffrey A. Detwiler
                                           ------------------------------------
                                           Name:  Jeffrey A. Detwiler
                                           Title: Managing Director

Seller:                                OAK STREET MORTGAGE LLC
                                       AS SELLER

                                       By: /s/ Craig L. Royal
                                           ------------------------------------
                                           Name: Craig L. Royal
                                           Title: Chief Financial Officer